NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Public Relations 949-926-5555 blanning@broadcom.com	Broadcom Investor Relations T. Peter Andrew Vice President, Investor Relations 949-926-5663 andrewtp@broadcom.com

Broadcom Receives Additional Staff Determination from Nasdaq

IRVINE, Calif. – November 16, 2006 – Broadcom Corporation (Nasdaq: BRCM) today announced that it has received an additional Staff Determination notice from The Nasdaq Stock Market related to the delayed filing of its Quarterly Report on Securities and Exchange Commission (SEC) Form 10-Q for the quarter ended September 30, 2006.

Timely filing of periodic reports with the SEC is a requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14). The additional Staff Determination, which the company expected, provides that the delayed filing of the Form 10-Q for the quarter ended September 30, 2006 could serve as an additional basis for potential delisting of the company’s Class A common stock. However, since the possibility of a delayed filing of the Form 10-Q was previously discussed with the Nasdaq Listing Qualifications Panel, Broadcom does not expect that the delayed filing will affect its continued listing on The Nasdaq Global Select Market.

As previously announced, the Panel has determined that Broadcom’s continued listing on The Nasdaq Global Select Market is subject to the following conditions: (1) on or before January 7, 2007, the company must submit additional information to Nasdaq regarding the company’s review of its historical equity award practices and related accounting; and (2) on or before January 31, 2007, the company must file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and all necessary restatements of its prior financial statements. Should the company be unable to meet those deadlines, or encounter additional delay in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, there can be no assurance that Nasdaq will grant an additional extension of time to meet such requirements or that the company’s Class A common stock will remain listed on The Nasdaq Stock Market.

About Broadcom

Broadcom Corporation is a global leader in semiconductors for wired and wireless communications. Our products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of- the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom, one of the world’s largest fabless semiconductor companies with 2005 revenue of $2.67 billion, is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to, those resulting from the company’s ongoing voluntary review of its equity award practices as described in the SEC Forms 8-K filed July 14, 2006 and September 12, 2006, including, among other things, our ability to persuade the Nasdaq Listing Qualifications Panel to grant a formal extension of time to file our delayed Form 10-Q for the quarter ended September 30, 2006 and to meet the conditions specified by the Panel for continued listing of our Class A common stock on The Nasdaq Stock Market; the scope of the equity awards for which accounting measurement dates will change; the amount and timing of stock-based compensation and other additional expenses to be recorded, and the corresponding restatement of our financial statements; other accounting adjustments that may result from review of our financial statements for the periods in question; our ability to file amended periodic reports reflecting our restated financial statements; the ramifications of our inability to file required reports, including our Quarterly Reports on Form 10-Q for the three months ended June 30, 2006 and September 30, 2006, with the SEC on a timely basis; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC, U.S. Attorney’s Office or other governmental agencies which could result in civil or criminal sanctions against the company and/or certain of our officers, directors and/or employees; other actions taken or required as a result of the review, including without limitation the possible termination of employment or changes in responsibilities of company officers and/or employees; and negative tax or other implications for the company resulting from the accounting adjustments and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.